1. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014 Incorporated by reference to Post Effective Amendment
No. 16 to the Registrants Registration Statement filed on November 26, 2014.
2. Amended and Restated By Laws dated as of October 17, 2014 Incorporated by reference to Post Effective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.
3. Management Contract with Putnam Investment Management, LLC dated
February 27, 2014 Incorporated by reference to Post Effective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.
4. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated
March 7, 2014 Incorporated by reference to Post Effective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.

Adding class R6 shares
PEA #21 filed on August 29, 2016